EXHIBIT INDEX

Exhibit A: Attachment to item 77B:
           Accountants report on internal control
-------------------------------------------------------

Exhibit A:
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL

Shareholders and Board of Trustees
Spirit of America Investment Fund, Inc.
Syosset, New York

In planning and performing our audit of the financial statements of Spirit of America Investment Fund, Inc. for the year ended October 31, 2001, we considered its internal control, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Fund is responsible for establishing and
maintaining internal control.   In fulfilling this
responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of
controls.   Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
United States of America.   These controls include the
safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants.   A material weakness
is a condition in which the design or operation of the specific internal control component does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control, including controls over safeguarding securities, that we consider to be material weaknesses, as defined above, as of October 31, 2001.

This report is intended solely for the information and use of management and the Board of Directors of Spirit of America
Investment Fund, Inc. and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
November 30, 2001